Exhibit 10.102

Janice I. Bowman
dba RDB Company
4150 W. 88th Avenue
Anchorage, Alaska 99502

   Re: First Amendment to Lease Agreement

Dear Janice:

As you know, RDB Company, an Alaska general partnership ("Landlord"), is the landlord to GCI Communication Corp., an Alaska corporation, as successor in interest to General Communication, Inc., an Alaska corporation ("Tenant"), under a Lease Agreement dated September 30, 1991 ("Lease") concerning real property located at 1551 Lore Road, Anchorage, Alaska, legally described as Lot 1A, GCI Subdivision, Anchorage Recording District, Anchorage, Alaska, including the building and other improvements located on the real property ("Premises").

The following terms are offered as the first amendment to the Lease ("First Amendment"):

     1. The term of the Lease as stated in Paragraph 2 of the Lease is extended and shall now expire on September 30, 2011.

     2. Effective as of October 1, 2001, the lease rates shall be amended as follows: For the period of October 1, 2001 ending September 30, 2003 the rate shall be increased to $20,000.00 per month; for the period of October 1, 2003 ending September 30, 2006 the lease rate shall be $20,860.00 per month, and the lease rate for the period October 1, 2006 ending September 30, 2011 the lease rate shall be $21,532.00 per month.

     3. The Premises as described in Paragraph 1 of the Lease are hereby amended to Lot 1A, GCI Subdivision according to Plat 97-105 a Resubdivision of Lot 1, Block 6, Chugach Meadows (Plat 71-87) and Lots 10A & 11A, Block 6, Chugach Meadows (Plat 71-256), Anchorage Recording District.

     4. Tenant hereby acknowledges that Landlord has paid the five hundred thousand and no cents ($500,000.00) lease credit described in such Paragraph 20 to Tenant.

Janice I. Bowman
dba RDB Company
4150 W. 88th Avenue
Anchorage, Alaska 99502


     5. Tenant hereby further acknowledges that Landlord has paid one hundred thirty five thousand and no cents ($135,000.00) as additional consideration for Tenant's execution of the First Amendment.

     6. Landlord and Tenant hereby specifically incorporate by reference into this First Amendment the remaining terms and conditions of the Lease. All other terms and conditions of the Lease, except as expressly amended above, remain in full force and effect.

     7. This First Amendment shall be effective when the Tenant receives Landlord's signed acknowledgment below.

If you have any questions regarding this First Amendment, please call

                               GCI COMMUNICATION CORP.,
                               as successor in interest to
                               GENERAL COMMUNICATION, INC.


                               By: /s/
                               John M. Lowber
                               Senior Vice President and
                               Chief Financial Officer

The above First Amendment to the Lease is hereby approved and accepted as of this 20th day of September, 2002, in Anchorage, Alaska.


                               RDB COMPANY


                               By: /s/
                               Janice I. Bowman




         BPaskvan\GCI Communication Corp.\RDB001.doc